ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Vice President, Secretary
  and General Counsel

                                    April 18, 2001

TO:      NORTHBROOK LIFE INSURANCE COMPANY
         NORTHBROOK, ILLINOIS 60062

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM N-4 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933 AND
         THE INVESTMENT COMPANY ACT OF 1940
         FILE NOS.  333-38682, 811-06116
         MORGAN STANLEY DEAN WITTER VARIABLE ANNUITY 3 ASSETMANAGER

     With reference to the Registration Statement on Form N-4 filed by Northbrook Life Insurance Company (the "Company"), as depositor, and Northbrook Variable Annuity Account II, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, marketed as the Morgan Stanley Dean Witter Variable Annuity 3 AssetManager, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of April 2, 2001:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel